Exhibit 1

CONFORMED VERSION

PSEG POWER LLC
(a Delaware limited liability company)

$700,000,000 3.850% Senior Notes due 2023

UNDERWRITING AGREEMENT

June 4, 2018

BARCLAYS CAPITAL INC.

Goldman Sachs & co. LLC
J.P. MORGAN SECURITIES LLC

MORGAN STANLEY & CO. LLC

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

As Representatives of the several Underwriters

Ladies and Gentlemen:

PSEG Power LLC, a Delaware limited liability company (the “Company”), proposes to issue and sell to the several underwriters named in Schedule 1 hereto (the “Underwriters,” which term shall include any underwriter substituted as hereinafter provided in Section 10), acting severally and not jointly, the respective principal amounts set forth in such Schedule 1 of $700,000,000 aggregate principal amount of the Company’s 3.850% Senior Notes due 2023 (the “Notes”). Barclays Capital Inc. (“Barclays”), Goldman Sachs & Co. LLC (“Goldman”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities (as defined below).

The Notes will be fully and unconditionally guaranteed, on a joint and several basis, as to payment of the principal thereof, and premium, if any, and interest thereon (each, a “Guarantee” and collectively, the “Guarantees”) by each of PSEG Nuclear LLC, a Delaware limited liability company (“Nuclear”), PSEG Fossil LLC, a Delaware limited liability company (“Fossil”), and PSEG Energy Resources & Trade LLC, a Delaware limited liability company (“ER&T”). The Notes and the Guarantees are hereinafter together referred to as the “Securities.” Nuclear, Fossil and ER&T are individually referred to herein as a “Guarantor” and collectively referred to herein as the “Guarantors,” as the context requires. The Securities will be issued pursuant to the provisions of an Indenture dated as of April 16, 2001 as amended and supplemented by the First Supplemental Indenture, dated as of March 13, 2002 (the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”).

(1)         The Company and the Guarantors have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-221640), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities by the Company and guarantees thereof by the Guarantors, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the 1933 Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”), is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “preliminary prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act prior to the Applicable Time (as defined below). For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, as the case may be, on or before the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus or such amendment or supplement, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at the time of such amendment or supplement.

SECTION 1.      Representations and Warranties.

(a)         Representations and Warranties. The Company and each Guarantor, jointly and severally, represents and warrants to each Underwriter, as of the date hereof, as of the Applicable Time and as of the Closing Time (as defined below) (in each case, a “Representation Date”), as follows:

(1)         Compliance with Registration Requirements. The Company and each Guarantor meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement became effective upon filing with the Commission under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on November 17, 2017 and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any prospectus has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or any Guarantor or related to the offering of the Securities have been instituted or are pending or, to the knowledge of the Company or any Guarantor, are contemplated by the Commission, any request on the part of the Commission for additional information has been complied with, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company or any Guarantor. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

At the respective times the Registration Statement and any post-effective amendments thereto became effective and as of each Representation Date, the Registration Statement and any amendments thereto complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company and the Guarantors make no representation or warranty with respect to the Underwriter Information (as defined below).

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued and at the Closing Time, complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendment or supplement thereto included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company and the Guarantors make no representation or warranty with respect to the Underwriter Information.

Each preliminary prospectus and any amendment thereto complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with the offering of the Securities was and will be, at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, neither (x) the General Disclosure Package (as defined below) nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company and the Guarantors make no representation or warranty with respect to the Underwriter Information.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:35 P.M. (New York City time) on June 4, 2018 or such other time as agreed by the Company, the Guarantors and the Representatives.

“General Disclosure Package” means (i) the Issuer General Use Free Writing Prospectus(es) (as defined below) relating to the Securities issued at or prior to the Applicable Time, including the Final Term Sheet (as defined below) attached as Schedule 3 hereto, and (ii) the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s and each Guarantor’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule 2-A hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus and that is specified in Schedule 2-B hereto.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering and sale of the Securities under this Agreement or until any earlier date that the Company and the Guarantors notified or notifies you as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. The Company and the Guarantors have complied with the requirements of Rule 164 and Rule 433 of the 1933 Act Regulations with respect to each Issuer Free Writing Prospectus.

(2)         Status as a Well-Known Seasoned Issuer. Since the time of initial filing of the Registration Statement, the Company and each Guarantor has been, and continues to be, a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”).

(3)         Status as Non-Ineligible Issuer. At the earliest time that the Company, any Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at each Representation Date, neither the Company nor any Guarantor was or is an “ineligible issuer,” as defined in Rule 405.

(4)         Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, (a) at the time the Registration Statement originally became effective and (b) at each Representation Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(5)         Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement, the General Disclosure Package or the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and the Public Company Accounting Oversight Board (United States).

(6)         Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included or incorporated by reference therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, member’s equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. Except as otherwise included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, neither pro forma financial statements of the Company nor the financial statements of any entity other than the Company are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. The supporting schedules, if any, included or incorporated by reference in the Registration

Statement, the General Disclosure Package or the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The Company’s ratios of earnings to fixed charges included or incorporated by reference in the Registration Statement (including Exhibit 12), the General Disclosure Package or the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K of the 1933 Act Regulations. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(7)         No Material Adverse Change in Business. Neither the Company nor any Guarantor has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus any material loss from fire, explosion, flood, accident or other calamity not fully covered by insurance, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development involving a prospective material adverse change, in the general affairs, financial condition, earnings or business affairs of the Company and its subsidiaries, including each Guarantor (each such subsidiary and Guarantor, a “Subsidiary” and, collectively, the “Subsidiaries”), considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”); (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise; (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its Subsidiaries on any class of its membership interests other than, in the case of the Company, to Public Service Enterprise Group Incorporated and, in the case of such Subsidiaries, to the Company or any Guarantor; and (D) there has not been any material increase in the long-term debt of the Company and its Subsidiaries considered as one enterprise.

(8)         Good Standing of the Company. The Company has been duly organized, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and to conduct its business as described in the Registration Statement, the General

Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change.

(9)         Good Standing of Guarantors and Significant Subsidiaries. Each Guarantor and each Subsidiary of the Company or a Guarantor which is a significant subsidiary, as defined in Rule 405 (each, a “Significant Subsidiary”), has been duly incorporated or organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Material Adverse Change. All of the issued shares of capital stock or membership interests of each Guarantor and each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or a direct wholly-owned Subsidiary of the Company or a Guarantor, as the case may be, free and clear of all liens, encumbrances, equities or claims. None of the outstanding shares of capital stock or membership interests of any Guarantor or Significant Subsidiary were issued in violation of preemptive or other similar rights of any security holder of such Guarantor or Significant Subsidiary, as the case may be.

(10)     Capitalization. The authorized, issued and outstanding membership interest of the Company is as set forth in the Company’s most recent Annual Report on Form 10-K or, if applicable, subsequent Quarterly Report on Form 10-Q (except for subsequent issuances thereof, if any, pursuant to reservations, agreements or employee benefit plans or pursuant to the exercise of convertible securities or options, in each case which are referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The sole membership interest in the Company has been duly authorized and validly issued by the Company and is fully paid and non-assessable and is directly owned by Public Service Enterprise Group Incorporated, free and clear of all liens, encumbrances, equities or claims and such membership interest was not issued in violation of preemptive or other similar rights of any security holder of the Company.

(11)     Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(12)     Authorization of Notes. The Notes have been duly authorized by the Company for issuance and sale pursuant to this Agreement. At the Closing Time, the Notes will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the requisite consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. The Notes will be in the form contemplated by, and each registered holder thereof will be entitled to the benefits of, the Indenture.

(13)     Authorization of Guarantees. The Guarantees have been duly authorized by each of the Guarantors for issuance and sale pursuant to this Agreement. At the Closing Time, the Guarantees will have been duly executed by each of the Guarantors and such Guarantees, when the Notes are duly executed by the Company at the Closing Time and authenticated in the manner provided for in the Indenture and delivered against payment of the requisite consideration therefor, will constitute valid and legally binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any obligations payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States. Each registered holder of Notes will be entitled to the benefits of the Guarantees.

(14)     Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and constitutes a valid and legally binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued or issuable under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

(15)     Descriptions of the Securities and the Indenture. The Indenture conforms, and, upon issuance, the Securities will conform, in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and will be substantially in the forms filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

(16)     Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its Limited Liability Company Operating Agreement, Certificate of Formation, other organizational document or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Change. The execution, delivery and performance of this Agreement, the Indenture, the Notes, the Guarantees and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Guarantors in connection with the transactions contemplated hereby or thereby or in the Registration Statement, the General Disclosure Package and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein) and compliance by the Company and the Guarantors with their obligations hereunder and thereunder have been duly authorized by all necessary company action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Subsidiaries pursuant to, any Agreements and Instruments, nor will such action result in any violation of the provisions of the organizational documents or by-laws of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(17)     Absence of Labor Dispute. Other than as set forth in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company or the Guarantors, is imminent, and neither the Company nor any Guarantor has actual knowledge of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Change.

(18)     Absence of Proceedings. Other than as set forth in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Guarantors, threatened, against or affecting the Company or any of its Subsidiaries which is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (other than as stated in the Registration Statement, the General Disclosure Package and the Prospectus), or which might reasonably be expected to result in a Material Adverse Change, or which might reasonably be expected to materially and adversely affect the consolidated assets, properties or operations thereof or the consummation of the transactions contemplated under the Registration Statement, the General Disclosure Package and the Prospectus, this Agreement, the Notes, the Guarantees or the Indenture, or the performance by the Company or any Guarantor of their respective obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

(19)     Accuracy of Exhibits. There are no contracts or documents which are required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required.

(20)     Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company and any Guarantor of this Agreement, the Indenture, the Notes or the Guarantees or for the performance by the Company and the Guarantors of the transactions contemplated under the Registration Statement, the General Disclosure Package, the Prospectus, this Agreement, the Notes, the Guarantees or the Indenture, except the registration of the Securities under the 1933 Act, the qualification of the Indenture under the 1939 Act and such consents, approvals, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the issuance and sale of the Securities and except such as have been already made, obtained or rendered, as applicable.

(21)     Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess such Governmental Licenses would not, singly or in the aggregate, result in a Material Adverse Change. The Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Change. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Change. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(22)     Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of the properties owned by the Company and its Subsidiaries considered as one enterprise and do not interfere in any material respect with the use made and proposed to be made of such properties. All of the leases and subleases material to the business of the Company and its Subsidiaries considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties, are in full force and effect, and neither the Company nor any of its Subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

(23)     Insurance. The Company and its Subsidiaries have in full force and effect insurance with insurers believed to be reputable by the Company, covering their assets, properties, operations, personnel and business against such losses, damage, risks and hazards as are adequate in accordance with customary industry practice to protect the Company and its Subsidiaries considered as one enterprise.

(24)     Commodity Exchange Act. The Securities will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the “Commodity Exchange Act”), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the “Commodity Exchange Act Regulations”).

(25)     Investment Company Act. Neither the Company nor any Guarantor is, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(26)     Environmental Laws. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not, singly or in the aggregate, result in a Material Adverse Change, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances known to the Company that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(27)     Patriot Act. The Company will apply the net proceeds received from the offering and sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus and, to the knowledge of the Company and the Guarantors, none of such net proceeds will be used to further any action in violation or contravention of the U.S.A. Patriot Act or otherwise violate or contravene the rules, regulations or policies of the U.S. Office of Foreign Assets Control.

(28)     Internal Control Over Financial Reporting. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in any such party’s internal control over financial reporting (whether or not remediated) and (B) no change in any such party’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, such internal control over financial reporting.

(29)     Disclosure Controls and Procedures. The Company employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(30)     Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(31)     Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering and sale of the Securities.

(32)     Cybersecurity. (i) Except as may be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (x) to the knowledge of the Company or any Guarantor, there has been no material security breach or other material compromise of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (ii) the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, result in a Material Adverse Change; and (iii) the Company and its Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(33)     No Unlawful Contributions or Other Payments. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(34)     No Conflict with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(35)     OFAC. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently the subject of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

(b)         Officers’ Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and the Guarantors, as applicable, to each Underwriter as to the matters covered thereby on the date of such certificate.

SECTION 2.      Sale and Delivery to Underwriters; Closing.

(a)         The Securities. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of the Securities set forth opposite the names of the Underwriters on Schedule 1 at a purchase price of 99.347% of the aggregate principal amount of the Notes, plus accrued interest thereon, if any, from June 6, 2018 to the Closing Time. The Securities and the offering thereof will have the terms specified in the Final Term Sheet referred to in Section 3(b).

(b)         Payment. The Company will deliver against payment of the purchase price set forth in Section 2(a) the Securities in the form of permanent global securities (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the General Disclosure Package. Payment for the Securities shall be made by the Underwriters in immediately available funds by wire transfer to an account specified by the Company drawn to the order of the Company at the office of the Company, 80 Park Plaza, Newark, New Jersey 07102, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on June 6, 2018, or such other time and date as the Representatives and the Company shall mutually agree (the time and date of such closing are called (unless postponed in accordance with the provisions of Section 10 hereof) the “Closing Time”), against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities.

It is understood that each Underwriter has authorized the Representatives, for their accounts, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has severally agreed to purchase. Each Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)          Denominations; Registration. The Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day prior to the Closing Time. The Securities will be made available for examination by the Representatives in The City of New York not later than 9:00 A.M. (New York City time) on the business day prior to the Closing Time.

SECTION 3.      Covenants of the Company and the Guarantors. The Company and each Guarantor covenants with each Underwriter as follows:

(a)         Compliance with Securities Regulations and Commission Requests. The Company and the Guarantors, subject to Section 3(b), will comply with the requirements of Rule 430B and, during the Prospectus Delivery Period (as defined below), will notify the Representatives promptly, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement or of a new registration statement relating to the Securities or the filing of any supplement or amendment to the Prospectus or any preliminary prospectus, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any preliminary prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement, or notice objecting to its use pursuant to Rule 401(g)(2) of the 1933 Act Regulations, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company or any Guarantor becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company and the Guarantors will promptly effect the filings necessary pursuant to Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as they deem necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, they will promptly file the Prospectus. The Company and the Guarantors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, promptly to use their best efforts to obtain its withdrawal. The Company and the Guarantors agree to pay the required Commission filing fees relating to the offering of the Securities within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the 1933 Act Regulations.

(b)         Filing of Amendments and 1934 Act Documents; Preparation of Final Term Sheet. During such period beginning on the date of this Agreement and ending on the later of Closing Time or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations (the “Prospectus Delivery Period”), the Company and the Guarantors will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement or a new registration statement relating to the Securities or any amendment, supplement or revision to any preliminary prospectus or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document of which the Representatives or counsel for the Underwriters shall reasonably disapprove. The Company and the Guarantors have given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company and the Guarantors will give the Representatives notice of their intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company and the Guarantors will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance satisfactory to the Underwriters and attached as Schedule 3 hereto, and will file such Final Term Sheet pursuant to Rule 433(d) within the time required by such rule. The Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(c)          Delivery of Registration Statements. The Company and the Guarantors have furnished or will deliver to the Representatives and counsel for the Underwriters, in such quantities as the Representatives may reasonably request, without charge, signed copies of the Registration Statement as originally filed and any amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and any amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and any amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)         Delivery of Prospectuses. The Company and the Guarantors will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendment or supplement thereto as such Underwriter may reasonably request, and the Company and each Guarantor hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company and each Guarantor will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. Each preliminary prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          Continued Compliance with Securities Laws. The Company and each Guarantor will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company and the Guarantors, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the General Disclosure Package or the Prospectus in order that such General Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Applicable Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement, to file a new registration statement or to amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Guarantors will: (i) promptly prepare and file with the Commission, subject to Sections 3(b) and 3(k), such amendment or supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements; (ii) use their best efforts to have such amendment or new registration statement (if it is not an automatic shelf registration statement) declared effective as soon as practicable; and (iii) furnish to the Underwriters, without charge, such number of copies of such amendment or supplement or new registration statement as the Underwriters may reasonably request. If, prior to the completion of the public offer and sale of the Securities, at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company and the Guarantors will promptly (i) notify the Representatives and (ii) either (1) amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission or (2) file a report with the Commission under the 1934 Act that corrects such untrue statement or omission and notify the Representatives in writing that such Issuer Free Writing Prospectus shall no longer be used.

(f)           Blue Sky Qualifications. The Company and the Guarantors will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that neither the Company nor any Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company and the Guarantors will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(g)         Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act; provided, that the Company will be deemed to have furnished such statement to its security holders to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

(h)         Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(i)           Restriction on Sale of Securities. Between the date of this Agreement and the Closing Time, neither the Company nor any Guarantor will, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, the Securities.

(j)           Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k)          Permitted Free Writing Prospectuses. The Company and each Guarantor represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Representatives and the prior consent of the Company and each Guarantor, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that the Underwriters are authorized to use any free writing prospectus that contains substantially only information specified in the Final Term Sheet. Any such free writing prospectus consented to by the Company and each Guarantor and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and each Guarantor represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to each and every Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(l)           Renewal of Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), any of the Securities remain unsold by the Underwriters, the Company and each Guarantor will, prior to the Renewal Date and subject to Section 3(b), file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Securities. If no longer eligible to file an automatic shelf registration statement, the Company and each Guarantor will, prior to the Renewal Date and subject to Section 3(b), if they have not already done so, file a new shelf registration statement relating to the Securities and will use their reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or shelf registration statement, as the case may be.

(m)       Notice of Inability to Use Automatic Shelf Registration Statement Form. If, at any time during the Prospectus Delivery Period, the Company or any Guarantor receives from the Commission a notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company and each Guarantor will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use their reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company and each Guarantor will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company or any such Guarantor has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

SECTION 4.      Payment of Expenses. (a) Expenses. The Company and the Guarantors will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and any amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of counsel to the Company and the Guarantors, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement, each preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities, (ix) all fees and expenses in connection with making the Securities eligible for clearance, settlement and trading through the facilities of DTC, and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 5(j), Section 6, Section 7 and Section 9(b), the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(b)         Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 hereof, the Company shall reimburse the Underwriters for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.      Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company and the Guarantors contained in Section 1 hereof or in certificates of any officer of the Company, any Guarantor or any of their subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to the following further conditions:

(a)         Effectiveness of Registration Statement. At Closing Time, (i) the Registration Statement shall have been filed by the Company and the Guarantors with the Commission not earlier than three years prior to the date hereof and shall have become effective upon filing in accordance with Rule 462(e), and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or any Guarantor or related to the offering of Securities shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations shall have been received by the Company or any Guarantor, (ii) each preliminary prospectus and the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B) and (iii) the Final Term Sheet and any other material required to be filed by the Company and the Guarantors pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433.

(b)         Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Tamara L. Linde, Esquire, counsel for the Company and the Guarantors, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)          Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin llp, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the Limited Liability Company Act of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(d)         Officer’s Certificate. At Closing Time, there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, and the Representatives shall have received a certificate of the Chairman, the President or any Vice President of the Company and of an executive officer of each Guarantor, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and each Guarantor has complied with all agreements contained in this Agreement and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or any Guarantor or relating to the offering have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission.

(e)          Accountant’s Comfort Letter. At the Execution Time, the Representatives shall have received from Deloitte & Touche LLP, independent registered public accountants for the Company and the Guarantors, a letter, dated as of the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)           Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP, independent registered public accountants for the Company and the Guarantors, a letter, dated as of Closing Time addressed to the Underwriters, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)         Ratings. At Closing Time, the Securities shall have the ratings accorded by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the 1934 Act, as specified in the Final Term Sheet, and the Company shall have delivered to the Representatives a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings. Since the Execution Time, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Securities or any of the Company’s or any Guarantor’s other securities by any such rating organization, and no such rating organization shall have publicly announced or given notice of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h)         No Objection. If the Registration Statement or the offering of the Securities has been filed with FINRA for review, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i)           Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and each Guarantor in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(j)           Termination. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 14 shall survive any such termination and remain in full force and effect.

SECTION 6.      Indemnification.

(a)         Indemnification of Underwriters. The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter and their respective partners, directors and officers and each person, if any, who controls any Underwriter (collectively,

“Underwriter Indemnified Parties”) within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or in any “issuer information” (as defined in Rule 433) of the Company that is filed or required to be filed under Rule 433(d) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission referred to in subsection (i) above or any alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)       against any and all expense whatsoever, as incurred, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or made in reliance upon the Trustee’s Statement of Eligibility filed as an exhibit to the Registration Statement. The Company, the Guarantors and the Underwriters hereby acknowledge and agree that the only written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the (x) first, second and third sentences of the third paragraph, (y) second sentence of the fifth paragraph and (z) first, second, third, fourth and sixth sentences of the sixth paragraph, in each case under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).

(b)         In no case shall the Company or any Guarantor be liable under the indemnity agreement set forth in Section 6(a) hereof with respect to any claim made against any

Underwriter Indemnified Party unless such party shall be notified in writing of the nature of the claim promptly after the assertion thereof, but failure to so notify such party shall not relieve it from any liability which it may have otherwise than on account of said indemnity agreement. The Company and the Guarantors shall be entitled to participate at their own expense in the defense, or, if they so elect, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if they so elect to assume the defense, such defense shall be conducted by counsel chosen by them and approved by the Underwriter Indemnified Parties who are party to such suit, which approval shall not be unreasonably withheld. In the event that the Company and the Guarantors elect to assume the defense of any such suit and retain such counsel, the Underwriter Indemnified Parties who are party to such suit shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include the Company or the Guarantors and one or more Underwriters and any such Underwriter shall have been advised by counsel chosen by it and satisfactory to the Company, as the case may be, that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or any Guarantor, neither the Company nor any Guarantor shall have the right to assume the defense of such action on behalf of such Underwriter and the Company and the Guarantors will reimburse, without duplication, such Underwriter Indemnified Parties as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Company and the Guarantors shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriter Indemnified Parties, which firm shall be designated by the Representatives in writing. The Company agrees to notify the Representatives promptly after the assertion of any claim against it, any Guarantor, any of their respective directors, any of their respective officers who signed the Registration Statement, or any person who controls it or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in connection with the offering and sale of the Securities.

(c)          Indemnification of the Company, the Guarantors, Directors and Officers. The Underwriters, severally and not jointly, agree to indemnify and hold harmless the Company, the Guarantors, their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information. In case any action shall be brought against the Company, any Guarantor or any person so indemnified based on the Registration Statement (or any amendment thereto) or such preliminary prospectus, such Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company and the Guarantors, and the Company and the Guarantors and each person so indemnified shall have the rights and duties given to the Underwriters by the provisions of Section 6(b) hereof.

(d)         The indemnity agreements contained in this Section 6 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company, the Guarantors, or any Underwriter Indemnified Parties, and shall survive the delivery of the Securities to the Underwriters.

(e)          Settlement. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 7.      Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Guarantors and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreements incurred by the Company, the Guarantors and the Underwriters, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the total underwriting discount appearing on the cover page of the Prospectus relating to the Securities bears to the aggregate initial public offering price appearing thereon and the Company and the Guarantors are responsible for the balance; provided, however, that (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total discount or commission received by such Underwriter in connection with the offering of the Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each Underwriter Indemnified Party shall have the same rights to contribution as the Underwriters, and each director of the Company or any Guarantor, each officer of the Company or any Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantors. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting obligations, and not joint.

SECTION 8.      Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, any Guarantor or any of their subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or any Guarantor, and shall survive delivery of and payment for the Securities.

In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives or by the Representatives on behalf of the Underwriters.

SECTION 9.      Termination.

(a)         The Representatives may terminate this Agreement, by notice to the Company and the Guarantors, at any time at or prior to the Closing Time, (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company or any Guarantor has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal or New York authorities or (v) if the rating accorded the Securities or any debt securities or other security of the Company or any Guarantor, by any nationally recognized statistical rating organization shall have been decreased or withdrawn or any such rating organization has publicly announced or given notice of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(b)         Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 14 shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase hereunder (the “Defaulted Securities”), then the Representatives shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 36-hour period, then:

(a)	if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, the non-

defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under this Agreement bear to the underwriting obligations of all non-defaulting Underwriters; or

(b)	if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate with respect to the Securities without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives, on the one hand, or the Company and the Guarantors, on the other, shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 11.  No Advisory or Fiduciary Relationship. The Company and each Guarantor, jointly and severally, acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction among the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated by this Agreement and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any Guarantor, or their members, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Guarantor on other matters) and no Underwriter has any obligation to the Company or any Guarantor with respect to the offering contemplated by this Agreement except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or any Guarantor and (e) no Underwriter has provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company and each Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 12.  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Telecopy: (646) 834-8133; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, Telecopy: (212) 291-5175; J.P. Morgan Securities LLC, 383 Madison Avenue, 3rd Floor, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Telecopy: (212) 507-8999; and Morgan Stanley &

Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division, Telecopy: (212) 761-0780; and notices to the Company or the Guarantors shall be directed to them at 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101, attention of Tamara L. Linde, Esq.

SECTION 13.  Parties. This Agreement shall inure to the benefit of and be binding upon the Company, the Guarantors and the Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.  GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.  Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 16.  Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

SECTION 17.  Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Guarantors a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement in accordance with its terms.

Very truly yours,
PSEG POWER LLC
By:	/s/ Bradford D. Huntington
Name: Bradford D. Huntington
Title: Vice President and Treasurer
PSEG NUCLEAR LLC
By:	/s/ Bradford D. Huntington
Name: Bradford D. Huntington
Title: Vice President and Treasurer
PSEG FOSSIL LLC
By:	/s/ Bradford D. Huntington
Name: Bradford D. Huntington
Title: Vice President and Treasurer
PSEG ENERGY RESOURCES & TRADE LLC
By:	/s/ Bradford D. Huntington
Name: Bradford D. Huntington
Title: Vice President and Treasurer

Confirmed and accepted as of the
date first above written:

BARCLAYS CAPITAL INC.

By:	/s/ Gregory J. Hall
Name: Gregory J. Hall
Title: Managing Director
Goldman Sachs & co. LLC
By:	/s/ Adam Greene
Name: Adam Greene
Title: Managing Director
J.P. MORGAN SECURITIES LLC
By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director
MORGAN STANLEY & CO. LLC
By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

Acting on behalf of themselves and as representatives
of the other named Underwriters

SCHEDULE 1

Underwriters and Principal Amount of Notes

Underwriters	Aggregate Principal Amount of Notes to be Purchased
Barclays Capital Inc.	$140,000,000
Goldman Sachs & Co. LLC	140,000,000
J.P. Morgan Securities LLC	140,000,000
Morgan Stanley & Co. LLC	140,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	35,000,000
PNC Capital Markets LLC	35,000,000
Wells Fargo Securities, LLC	35,000,000
The Williams Capital Group, L.P.	35,000,000
Total	$700,000,000

Sch 1-1

Schedule 2-A

Schedule of Issuer Free Writing Prospectuses
included in the General Disclosure Package

1.	The Final Term Sheet attached as Schedule 3 to this Agreement.

Schedule 2-B

Issuer Limited Use Free Writing Prospectuses

1.	Investor Presentation, dated June 4, 2018

Sch 2-1

SCHEDULE 3

Final Term Sheet

Filed Pursuant to Rule 433
dated June 4, 2018
Relating to
Preliminary Prospectus Supplement
dated June 4, 2018 and
Prospectus dated November 17, 2017
Registration Statement No. 333-221640

PSEG Power LLC

$700,000,000 3.850% Senior Notes due 2023

June 4, 2018

Issuer:	PSEG Power LLC
Guarantors:	PSEG Nuclear LLC PSEG Fossil LLC PSEG Energy Resources & Trade LLC
Trade Date:	June 4, 2018
Settlement Date:	June 6, 2018
Proceeds to Issuer Before Expenses:	$695,429,000
Security:	3.850% Senior Notes due 2023
Ratings*:
Security Type:	Senior Unsecured Fixed Rate Notes
Principal Amount:	$700,000,000
Maturity Date:	June 1, 2023
Coupon:	3.850% per annum
Interest Payment Dates:	The 1st of each June and December, beginning December 1, 2018
Redemption Provisions:	At any time prior to May 1, 2023, at a price equal to the greater of (a) 100% of the principal amount of the Senior Notes being redeemed and (b) the sum of the present values of the remaining scheduled payments of principal of and interest on the Senior Notes being redeemed that would be due if the Senior Notes matured on May 1, 2023, exclusive of accrued interest to the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 20 basis points (0.200%), plus, in either case, accrued and unpaid interest to the redemption date.

At any time on and after May 1, 2023, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest to the redemption date.

Change of Control Provision:	If the Issuer experiences a Change of Control (as defined in the preliminary prospectus supplement), the Issuer will be required to offer to repurchase all of the Senior Notes at a price equal to 101% of the principal amount thereof, plus any accrued and unpaid interest to the repurchase date unless the Issuer has previously fully redeemed the Senior Notes.
Benchmark Treasury:	2.750% due May 31, 2023
Benchmark Treasury Yield:	2.782%
Re-offer Spread to Benchmark:	108 basis points
Re-offer Yield:	3.862%
Price to Public:	99.947% of Principal Amount
CUSIP / ISIN:	69362B BC5 / US69362BBC54
Joint Book-Running Managers:	Barclays Capital Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Morgan Stanley & Co. LLC
Co-Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated PNC Capital Markets LLC Wells Fargo Securities, LLC The Williams Capital Group, L.P.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time. Each credit rating should be evaluated independently of any other credit rating.

No PRIIPs KID: No PRIIPs key information document (KID) has been prepared as not available to retail in the EEA.

The Issuer and the Guarantors have filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and the other documents the Issuer and the Guarantors have filed with the SEC for more complete information about the Issuer, the Guarantors and the offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you these documents if you request them by calling Barclays Capital Inc. toll-free at 1-888-603-5847, Goldman Sachs & Co. LLC toll-free at 1-866-471-2526, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Exhibit A

FORM OF OPINION OF COMPANY COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)

On the basis of the foregoing and of my examination and consideration of such other legal and factual matters as I have deemed appropriate, I am of the opinion that:

(i)	The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the General Disclosure Package (as defined in Annex A hereto), and the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement.

(ii)	Each Guarantor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement, the General Disclosure Package, and the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement.

(iii)	To the best of my knowledge, the Company and each Guarantor is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the financial condition, business or properties of the Company and its subsidiaries considered as one enterprise.

(iv)	All of the membership interests of each Guarantor have been duly and validly authorized and issued and are owned directly by the Company or another Guarantor, as the case may be, free and clear of all liens, encumbrances, equities or claims. Under the Delaware Limited Liability Company Act, holders of membership interests of each Guarantor have no obligation to make further payments for their purchase of such membership interests or contributions to such Guarantor solely by reason of their ownership of such membership interests, except for their obligation to repay any funds wrongfully distributed to them. None of the outstanding membership interests of any Guarantor were issued in violation of preemptive or other similar rights of any security holder of such Guarantor.

(v)	The authorized, issued and outstanding sole membership interest of the Company is as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. The sole membership interest in the Company has been duly authorized and validly issued by the Company and is directly owned by Public

Ex A-1

Service Enterprise Group Incorporated (“PSEG”), free and clear of all liens, encumbrances, equities or claims. Under the Delaware Limited Liability Company Act, PSEG has no obligation to make further payments for its purchase of such membership interest or contributions to the Company solely by reason of its ownership of such membership interest, except for its obligation to repay any funds wrongfully distributed to it. Such membership interest was not issued in violation of preemptive or other similar rights of any security holder of the Company.

(vi)	The Underwriting Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(vii)	The Indenture has been duly authorized, executed and delivered by the Company and each Guarantor and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and legally binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

(viii)	The Notes have been duly authorized and executed by the Company pursuant to the Underwriting Agreement and, when delivered pursuant to the provisions of the Underwriting Agreement and the Indenture against the requisite payment therefor (assuming the due authentication thereof by the Trustee), will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The registered holders of the Notes will be entitled to the benefit of the Indenture.

(ix)	The Guarantees have been duly authorized and executed by each of the Guarantors pursuant to the Underwriting Agreement and, when the Notes have been delivered pursuant to the provisions of the Underwriting Agreement and the Indenture against the requisite payment therefor (assuming the due authentication of the Notes by the Trustee), the Guarantees will constitute valid and legally binding obligations of each Guarantor enforceable against each Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The registered holders of the Notes will be entitled to the benefit of the Guarantees.

Ex A-2

(x)	The statements in (i) the General Disclosure Package and the Prospectus under the captions “Description of the Senior Notes” and “Description of Debt Securities,” (ii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, under the captions (A) Part I, Item 1. Business – Regulatory Issues, (B) Part I, Item 1. Business – Environmental Matters, (C) Part I, Item 3. Legal Proceedings and (iii) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 under the caption Part II, Item 1. Legal Proceedings and Part II, Item 5. Other Information, in each case including the information incorporated by reference in such section and insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein in all material respects.

(xi)	The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the regulations thereunder (the “1939 Act”).

(xii)	The Registration Statement is effective under the 1933 Act and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement or the use of any prospectus relating to the Notes has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC or any other governmental agency or authority.

(xiii)	The Registration Statement (except for the financial statements and the related notes thereto, the financial statement schedules or the financial or accounting data incorporated by reference therein or Exhibit 25 thereto, as to which I express no opinion), as of its most recent effective date pursuant to Rule 430B(f)(2), and the Prospectus (except for the financial statements and the related notes thereto, the financial statement schedules or the financial or accounting data incorporated by reference therein, as to which I express no opinion), as of June 4, 2018, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Notes, to the applicable requirements of the 1933 Act.

(xiv)	Each document filed pursuant to the Securities Exchange Act of 1934 and the regulations thereunder (the “1934 Act”) and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus appeared on its face, at the time it was filed, to be appropriately responsive in all material respects with the applicable requirements of the 1934 Act.

(xv)	To the best of my knowledge, none of the Company nor any Guarantor is in violation of its certificate of formation or limited liability company agreement, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note or lease to which it is a party or by which it or any its properties may be bound.

(xvi)	The execution and delivery of the Underwriting Agreement, the Indenture, the Notes and the Guarantees, and the consummation by the Company and the Guarantors of

Ex A-3

the transactions contemplated thereby, as applicable, will not conflict with, violate or constitute a breach of, or default under, or, except as contemplated thereby, result in the creation or imposition of: (A) any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to me and to which the Company or any Guarantor is a party or by which it may be bound or to which any of the property or assets of the Company or any Guarantor is subject; (B) any law, administrative regulation or administrative or court decree known to me to be applicable to the Company or any Guarantor of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company or any Guarantor (other than federal and state securities or blue sky laws, as to which I express no opinion in this paragraph), or (C) the certificate of formation or limited liability company agreement of the Company or any Guarantor.

(xvii)	No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware or federal governmental authority is required in connection with the execution and delivery by the Company and each Guarantor of the Underwriting Agreement, the Indenture, the Notes and the Guarantees, the consummation by the Company and each of the Guarantors of the transactions contemplated thereby or the performance by the Company and each of the Guarantors of their respective obligations thereunder, except for filings and other actions required pursuant to the 1933 Act and/or the 1934 Act and the rules and regulations thereunder and federal and state securities or blue sky laws, as to which I express no opinion in this paragraph.

(xviii)	To the best of my knowledge, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any Subsidiary is a party or to which the assets, properties or operations of the Company or any Subsidiary is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Change or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Underwriting Agreement, the Notes, the Guarantees or the Indenture or the performance by the Company or any Guarantor of their respective obligations thereunder.
(xix)	None of the Company nor any Guarantor is, and immediately after giving effect to the sale of the Notes and the application of the proceeds thereof as described in the Prospectus none of them will be, an “investment company” under the Investment Company Act of 1940, as amended.

(xx)	The Notes and the Guarantees, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act and the Commodity Exchange Act Regulations.

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I have generally reviewed the Registration Statement, the General Disclosure Package and the Prospectus and discussed the information therein with certain officers and employees of the Company, but without independent check or verification except as indicated above, and no facts have come to my attention that would lead me to believe that:

(1)	the Registration Statement, at the time it originally became effective under the 1933 Act or as of each “new effective date” with respect to the Notes and the Guarantees and the Underwriters pursuant to, and within the meaning of, Rule 430B(f)(2) under the 1933 Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(2)	the General Disclosure Package, as of 4:35 p.m. (Eastern Time) on June 4, 2018, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(3)	the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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